UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2013

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-1485933	26-3552213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 1217-1218, 12F of Tower B, Gemdale Plaza, No. 91 Jianguo Road, Chaoyang District, Beijing, People’s Republic of China 100022
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86 10 85712518

____________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 18, 2013, Trunkbow International Holdings Limited (the “Company”) held its Annual Meeting of Stockholders to vote on the following matters:

1. Election of Directors

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2014, in accordance with the voting results listed below.

	Votes
Nominee Name	Votes For	Votes Withheld	Broker Non-Votes

Dr. WanChun Hou	18,712,969	89,589	5,159,899

Qiang Li	18,712,959	89,599	5,159,899

Jihong Bao	18,717,959	84,599	5,159,899

Xin Wang	18,717,959	84,599	5,159,899

Regis Kwong	18,717,959	84,599	5,159,899

Dr. Kokhui Tan	18,717,969	84,589	5,159,899

Iris Geng	18,712,959	89,599	5,159,899

Dr. TingjieLv	18,717,969	84,589	5,159,899

Zhaoxing Huang	18,717,959	84,599	5,159,899

Dong Li	18,717,969	84,589	5,159,899

2. Ratification of the Company’s Independent Auditors

Stockholders ratified the reappointment of Marcum Bernstein & Pinchuk LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013, in accordance with the voting results listed below.

Votes
For	Against	Abstain	Broker Non-Votes
23,907,382	30,642	24,433	0

3. Stockholders passed an advisory vote to approve the compensation paid to the Company’s named executive officers.

Votes
For	Against	Abstain	Broker Non-Votes
18,424,122	346,689	31,747	5,159,899

4. Stockholders passed an advisory vote directing the Company to seek an advisory vote on the compensation of the Company’s named executive officers every 3 years.

Every One Year	Every Two Years	Every Three Years	Abstain

1,439,648	54,952	17,282,907	25,051

In light of the voting results with respect to the frequency of say-on-pay, the Company’s Board of Directors has adopted the frequency of say-on-pay to be held every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUNKBOW INTERNATIONAL HOLDINGS LTD.

Dated: December 20, 2013	By:	/s/ Yuanjun Ye
Name: Yuanjun Ye Title: Chief Financial Officer